Exhibit 2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46810) pertaining to the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates of our report dated June 7, 2000, with respect to the financial statements of the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

/s/ Ernst & Young LLP

New York, New York

June 23, 2000